Exhibit 99.01
DexCom Reports Second Quarter 2018 Financial Results

SAN DIEGO, CA - (BUSINESS WIRE-August 1, 2018) - DexCom, Inc. (Nasdaq: DXCM) today reported its unaudited financial results as of and for the quarter ended June 30, 2018.

Second Quarter 2018 Highlights:

•	Revenue grew 42% to $242.5 million versus the same quarter of the prior year

•	US revenue grew 35% versus the same quarter of the prior year

•	International revenue grew 78% on a reported basis versus the same quarter of the prior year

•	GAAP net income of $30.2 million, or $0.34 per share

•	Non-GAAP net loss of $9.2 million, or $0.10 loss per share

“Q2 was a fantastic quarter for Dexcom and demonstrates that CGM adoption is increasing significantly,” said Kevin Sayer, Dexcom’s President and CEO. “This performance was particularly notable considering we only began launching our revolutionary G6 platform late in the quarter, and we are pleased to be able to raise our full year growth outlook.”

Second Quarter 2018 Financial Results:

Revenue was $242.5 million for the second quarter of 2018, an increase of 42% from the $170.6 million in revenue for the same quarter of 2017. Gross profit totaled $153.6 million or 63% of revenue for the second quarter of 2018 compared to a gross profit of $117.5 million or 69% of revenue for the same quarter of 2017.

GAAP net income was $30.2 million, or $0.34 per share, for the second quarter of 2018 compared to GAAP net income of $2.9 million, or $0.03 per share, for the same quarter of 2017.

Non-GAAP net loss was $9.2 million, or $0.10 loss per share, for the second quarter of 2018, which excludes $42.7 million of income related to investments and $3.3 million of non-cash interest expense related to our senior convertible notes. See the table below entitled "Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss) and Net Income (Loss) per Share" for a reconciliation of these GAAP and Non-GAAP financial measures.

As of June 30, 2018, DexCom had $606.1 million in cash, cash equivalents and short-term marketable securities.

2018 Annual Guidance:

DexCom updated its projections for the full year 2018:

•	Revenue of approximately $925 million, versus a prior range of $850 million to $860 million

•	Gross profit margin of approximately 64%, versus the prior range of 65% to 68%

•	GAAP operating expenses, excluding investments into non-intensive programs, to grow approximately 14% versus 2017, versus a prior forecast of 10%.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the DexCom, Inc. website at www.dexcom.com by navigating to "About Us," then "Investor Relations," and then "Events and Presentations," and will be archived for future reference. To listen to the conference call, please dial (888) 895-5479 (US/Canada) or (847) 619-6250 (International) and use the confirmation number "46267193" approximately five minutes prior to the start time.

Statement regarding use of non-GAAP financial measures

DexCom reports non-GAAP results for net loss and net loss per basic and diluted share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our financial measures under GAAP include non-cash interest expense related to our senior convertible notes, non-cash deferred tax benefits related to our senior convertible notes and income related to our equity investment in Tandem Diabetes Care, Inc. as listed in the itemized reconciliation between GAAP and non-GAAP financial measures included in this press release. Management believes that presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.
These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We encourage investors to carefully consider our results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business.

About DexCom, Inc.

DexCom, Inc., headquartered in San Diego, California, is developing and marketing continuous glucose monitoring systems for use by people with diabetes and by healthcare providers.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding DexCom’s or its management’s intentions, beliefs, expectations and strategies for the future. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to DexCom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward looking statements. The risks and uncertainties that may cause actual results to differ materially from DexCom’s current expectations are more fully described in DexCom’s quarterly report on Form 10-Q for the period ended June 30, 2018, as filed with the Securities and Exchange Commission on August 1, 2018. Except as required by law, DexCom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

FOR MORE INFORMATION:
Steven R. Pacelli
Executive Vice President, Strategy and Corporate Development
(858) 200-0200
www.dexcom.com

DexCom, Inc.
Consolidated Balance Sheets
(In millions—except par value data)

	June 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$300.2	$441.5
Short-term marketable securities	305.9	107.1
Accounts receivable, net	162.0	134.3
Inventory	46.2	45.2
Prepaid and other current assets	21.7	16.6
Total current assets	836.0	744.7
Property and equipment, net	156.8	145.6
Goodwill	11.9	12.1
Other assets	2.8	1.7
Total assets	$1,007.5	$904.1
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$117.9	$87.2
Accrued payroll and related expenses	46.1	48.5
Deferred revenue	6.8	3.2
Total current liabilities	170.8	138.9
Other liabilities	19.6	18.2
Long term senior convertible notes	335.0	327.6
Total liabilities	525.4	484.7
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 shares authorized; no shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	—	—
Common stock, $0.001 par value, 200.0 authorized; 88.7 and 88.4 issued and outstanding, respectively, at June 30, 2018; and 87.3 and 87.0 shares issued and outstanding, respectively, at December 31, 2017	0.1	0.1
Additional paid-in capital	1,149.1	1,093.7
Accumulated other comprehensive loss	(1.3)	(2.6)
Accumulated deficit	(665.8)	(671.8)
Total stockholders’ equity	482.1	419.4
Total liabilities and stockholders’ equity	$1,007.5	$904.1

DexCom, Inc.
Consolidated Statements of Operations
(In millions—except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues	$242.5	$170.6	$426.9	$312.9
Cost of sales	88.9	53.1	154.4	101.3
Gross profit	153.6	117.5	272.5	211.6
Operating expenses
Research and development	47.2	45.3	92.0	93.4
Selling, general and administrative	111.3	85.8	216.1	172.2
Total operating expenses	158.5	131.1	308.1	265.6
Operating loss	(4.9)	(13.6)	(35.6)	(54.0)
Income from equity investments	42.7	—	50.1	—
Other income (expense)	(5.6)	1.8	(3.0)	2.2
Interest income	2.2	0.5	3.7	0.7
Interest expense	(4.8)	(3.1)	(9.6)	(3.6)
Income (loss) before income taxes	29.6	(14.4)	5.6	(54.7)
Income tax benefit	(0.6)	(17.3)	(0.4)	(15.9)
Net income (loss)	$30.2	$2.9	$6.0	$(38.8)
Basic net income (loss) per share	$0.34	$0.03	$0.07	$(0.45)
Shares used to compute basic net income (loss) per share	88.2	86.4	87.7	85.8
Diluted net income (loss) per share	$0.34	$0.03	$0.07	$(0.45)
Shares used to compute diluted net income (loss) per share	89.4	87.4	88.8	85.8

DexCom, Inc.
Revenue by Geography
(In millions)
(Unaudited)

	Three Months Ended June 30,
	2018	2017
US revenue	$189.6	$140.8
Year over year growth	35%	18%
% of total revenue	78%	83%

International revenue	$52.9	$29.7
Year over year growth	78%	69%
% of total revenue	22%	17%

Total revenue(1)	$242.5	$170.6
Year over year growth	42%	24%

(1) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Revenue by Component
(In millions)
(Unaudited

	Three Months Ended June 30,
	2018	2017(2)
Sensor & other revenue (3) (4)	$179.4	$121.8
Year over year growth	47%	27%
% of total revenue	74%	71%

Transmitter revenue (3)	$43.9	$34.9
Year over year growth	26%	23%
% of total revenue	18%	20%

Receiver revenue	$19.1	$14.0
Year over year growth	36%	7%
% of total revenue	8%	8%

Total revenue (1)	$242.5	$170.6
Year over year growth	42%	24%

(1) The sum of the revenue components may not equal total revenue due to rounding.
(2) Prior period reporting has been adjusted to conform to current component level reporting.
(3) Includes allocated subscription revenue.
(4) Includes services, freight, accessories, etc.

DexCom, Inc.
Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss) and Net Income (Loss) per Share
(In millions—except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017 (As Adjusted)(1)	2018	2017 (As Adjusted)(1)
GAAP net income (loss)	$30.2	$2.9	$6.0	$(38.8)
Non-cash interest expense (2)	3.3	1.8	6.6	1.8
Deferred tax benefit on senior convertible notes(3)	—	(17.1)	—	(17.1)
Income from equity method investments (4)	(42.7)	—	(50.1)	—
Tax effect of adjustments (5)	—	—	—	—
Non-GAAP net loss	$(9.2)	$(12.4)	$(37.5)	$(54.1)

GAAP basic and diluted net income (loss) per share	$0.34	$0.03	$0.07	$(0.45)
Non-cash interest expense (2)	0.04	0.02	0.08	0.02
Deferred tax benefit on senior convertible notes(3)	—	(0.20)	—	(0.20)
Income from equity method investments (4)	(0.48)	—	(0.57)	—
Tax effect of adjustments (5)	—	—	—	—
Non-GAAP basic and diluted net loss per share(6)	$(0.10)	$(0.14)	$(0.43)	$(0.63)

Shares used to compute net income (loss) per share
Basic	88.2	86.4	87.7	85.8
Diluted	89.4	87.4	88.8	85.8

(1) The 2017 Non-GAAP presentation was adjusted to include non-cash interest expense to conform to 2018 presentation.
(2) Non-cash interest expense represents accretion of the debt discount associated with our 2022 Senior Convertible Notes.
(3) Non-cash tax benefit associated with the 2022 Senior Convertible Notes.
(4) Income from equity method investments is related to our investment in Tandem Diabetes Care, Inc.
(5) Tax-effecting GAAP only items at a 0% tax rate due to being in a position of recording a valuation allowance.
(6) Earnings per share amounts for the three months ended June 30, 2017 and the six months ended June 30, 2018 do not add due to rounding.